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  As filed with the Securities and Exchange Commission on April 23, 1997
                                                      File No. 333-________

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                            REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                             CUBIST PHARMACEUTICALS, INC.
                (Exact Name of Registrant as Specified in its Charter)


                 DELAWARE                            22-3192085
         (State or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)           Identification No.)



                       24 Emily Street, Cambridge, MA 02139
                 (Address of Principal Executive Offices) (Zip Code)

                                ----------------------

                             CUBIST PHARMACEUTICALS, INC.
                     AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                               (Full Title of the Plan)

                                ----------------------

                               Scott M. Rocklage, Ph.D.
                        President and Chief Executive Officer
                             Cubist Pharmaceuticals, Inc.
                                   24 Emily Street
                            Cambridge, Massachusetts 02139
                       (Name and address of Agent for Service)

                                    (617) 576-1999
             Telephone Number, Including Area Code, of Agent for Service
                                ----------------------
                                      Copies to:

                               Justin P. Morreale, Esq.
                                 Julio E. Vega, Esq.
                              Bingham, Dana & Gould  LLP
                                  150 Federal Street
                                Boston, MA 02110-1726
                                    (617) 951-8000

                           CALCULATION OF REGISTRATION FEE


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Title Of Each       Amount        Proposed        Proposed         Amount Of
Class Of            To Be         Maximum          Maximum        Registration
Securities         Registered     Offering        Aggregate             Fee
To Be Registered                  Price          Offering
                                  Per Share      Price (1)
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Common Stock,
$.001 par value    1,500,000         N/A        $8,417,652.91        2,550.80

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(1) The proposed maximum offering price has been estimated pursuant to
    Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on (i) the offering of 703,801 shares, being the portion of the shares of Common Stock registered hereby subject to outstanding options under the Plan, at a weighted average exercise price of $2.91 per share, and (ii) the offering of 796,199 shares, being the aggregate number of shares of Common Stock available for issuance upon exercise of stock options to be granted under the Plan, at an exercise price of $8.00 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on April 21, 1996.



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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents filed by Cubist Pharmaceuticals, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1996 fiscal year; and (3) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregister all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

    Not applicable.


Item 5.  Interests of Named Experts or Counsel

    Not applicable.


Item 6.  Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

    The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, copies of which are filed herein as Exhibits 4.1 and 4.2, provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

    The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.


Item 7.  Exemption from Registration Claimed

    Not applicable.

Item 8.  Exhibits

    The following exhibits are filed as part of this Registration Statement:

    4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement Form S-1 (File No. 333-6795).

    4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-6795).

    5 Opinion and Consent of Bingham, Dana & Gould LLP with respect to the legality of the shares being registered.

    23.1 Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).

    23.2 Consent of Coopers & Lybrand L.L.P.

    24   Power of Attorney (included in signature page to Registration
         Statement).

Item 9.  Undertakings

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       2

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of April, 1997.

          CUBIST PHARMACEUTICALS, INC.


          By: /s/ Scott M. Rocklage, Ph.D.
             -------------------------------------------
             President and Chief Executive Officer

                                  POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Scott M. Rocklage and Thomas A. Shea and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                          Title               Date

    /s/  Scott M. Rocklage   President, Chief Executive    April 22, 1997
         -----------------      Officer and Director
         Scott M. Rocklage  (Principal Executive Officer)



    /s/ Thomas A. Shea       Treasurer                     April 22, 1997
    ------------------      (Principal Financial
        Thomas A. Shea       and Accounting Officer)


    /s/ John K. Clarke       Chairman of the Board         April 22, 1997
    -----------------        of Directors
        John K. Clarke


    /s/ Barry Bloom          Director                      April 22, 1997
    -----------------
        Barry Bloom


    /s/ George Conrades      Director                      April 22, 1997
    -------------------
     George Conrades

                                       3

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    /s/ Ellen M. Feeney      Director                      April 22, 1997
    -------------------
        Ellen M. Feeney


                             Director                      April 22, 1997
    -----------------------
     Terrance G. McGuire



    /s/ Julius Rebek, Jr.    Director                      April 22, 1997
    -----------------------
    Julius Rebek, Jr.


                             Director                      April 22, 1997
    -----------------------
     Paul R. Schimmel

                                       4

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                                  INDEX TO EXHIBITS


Exhibit                                               Sequential
Number                  Description                   Page No.

4.1      Restated Certificate of Incorporation of
         the Registrant.  Incorporated by reference
         to Exhibit 3.3 to the Registrant's
         Registration Statement Form S-1
         (File No. 333-6795).                              --

4.2      Amended and Restated By-Laws of the
         Registrant.  Incorporated by reference
         to Exhibit 3.4 to the Registrant's
         Registration Statement on Form S-1 (File
         No. 333-6795).                                    --

5        Opinion and Consent of Bingham, Dana &
         Gould LLP with respect to the legality of
         the shares being registered.                       7


23.1     Consent of Bingham, Dana & Gould LLP
         (included in Exhibit 5).                           8


23.2     Consent of Coopers & Lybrand L.L.P.                9


24       Power of Attorney (included in signature
         page to Registration Statement).                   4

                                       5